                                                                   Exhibit 99(b)

                              AMENDED AND RESTATED
                                     BY-LAWS

                                       OF

                       THE MUNDER FRAMLINGTON FUNDS TRUST

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
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                                                TABLE OF CONTENTS

                                                                                                        Page
ARTICLE I - DEFINITIONS .............................................................................      1

ARTICLE II - OFFICES ................................................................................      1
     Section 1.   Principal Office ..................................................................      1
     Section 2.   Other Offices .....................................................................      1

ARTICLE III - SHAREHOLDERS ..........................................................................      1
     Section 1.   Meetings ..........................................................................      1
     Section 2.   Notice of Meetings ................................................................      1
     Section 3.   Record Date for Meetings and Other Purposes .......................................      1
     Section 4.   Proxies ...........................................................................      2
     Section 5.   Inspection of Records .............................................................      2
     Section 6.   Action without Meeting ............................................................      2

ARTICLE IV - TRUSTEES ...............................................................................      2
     Section 1.   Meetings of the Trustees ..........................................................      2
     Section 2.   Quorum and Manner of Acting .......................................................      3
     Section 3.   Retirement of Trustees ............................................................      3

ARTICLE V - COMMITTEES ..............................................................................      3
     Section 1.   Executive and Other Committees ....................................................      3
     Section 2.   Audit Committee ...................................................................      3
     Section 3.   Nominating Committee ..............................................................      3
     Section 4.   Meetings, Quorum and Manner of Acting .............................................      3

ARTICLE VI - OFFICERS
     Section 1.   General Provisions ................................................................      4
     Section 2.   Term of Office and Qualifications .................................................      4
     Section 3.   Removal ...........................................................................      4
     Section 4.   Powers an Duties of the Chairman ..................................................      4
     Section 5.   Powers and Duties of the President ................................................      4
     Section 6.   Powers and Duties of Vice Presidents ..............................................      4
     Section 7.   Powers and Duties of the Treasurer ................................................      4
     Section 8.   Powers and Duties of the Secretary ................................................      5
     Section 9.   Powers and Duties of Assistant Officers ...........................................      5
     Section 10.  Powers and Duties of Assistant Secretaries ........................................      5
     Section 11.  Compensation of Officers and Trustees And Members of the Advisory Board ...........      5
     Section 12.  Bonding of Officers and Employees .................................................      5

ARTICLE VII - FISCAL YEAR ...........................................................................      5

ARTICLE VIII - SEAL .................................................................................      6

ARTICLE IX - SUFFICIENCY AND WAIVERS OF NOTICE ......................................................      6

ARTICLE X - AMENDMENTS ..............................................................................      6

ARTICLE XI - MISCELLANEOUS ..........................................................................      6

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                          AMENDED AND RESTATED BY-LAWS

                                       OF

                       THE MUNDER FRAMLINGTON FUNDS TRUST

                          Adopted on February 25, 2001

                                    ARTICLE I

                                   DEFINITIONS

     The terms "Administrator," "By-Laws," "Class," "Commission," "Custodian,"
                -------------    -------    -----    ----------    ---------
"Declaration," "Distributor," "Fund" or "Funds," "His," "Interested Person,"
 -----------    -----------    ----      -----    ---    -----------------
"Investment Adviser," "1940 Act," "Person," "Prospectus," "Series,"
 ------------------    --------    ------    ----------    ------
"Shareholder," "Shares," "Transfer Agent," "Trust," "Trust Property,"
 -----------    ------    --------------    -----    --------------
"Trustees," and "vote of a majority of the Shares outstanding and entitled to
 --------        ------------------------------------------------------------
vote," have the respective meanings given them in the Declaration of Trust of
----
The Munder Framlington Funds Trust.

                                   ARTICLE II

                                     OFFICES

     Section 1. Principal Office. Until changed by the Trustees, the principal
                ----------------
office of the Trust shall be 480 Pierce Street, Birmingham, Michigan 48009.

     Section 2. Other Offices. The Trust may have offices in such other places
                -------------
without as well as within the Commonwealth of Massachusetts as the Trustees may from time to time determine.

                                   ARTICLE III

                                  SHAREHOLDERS

     Section 1. Meetings. Meetings of the Shareholders of the Trust or a Series
                --------
thereof shall be held as provided in the Declaration at such place within or without the Commonwealth of Massachusetts as the Trustees shall designate. The holders of a majority of outstanding Shares of the Trust or a Series thereof present in person or by proxy shall constitute a quorum at any meeting of the Shareholders of the Trust or a Series thereof.

     Section 2. Notice of Meetings. Written notice of all meetings of the
                ------------------
Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder at his address as recorded on the register of the Trust mailed at least ten (10) days before the meeting, provided, however, that notice of a meeting need not be given to a shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Securities Exchange Act of 1934, as amended. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waive of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

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     Section 3. Record Date for Meetings and Other Purposes. For the purpose of
                -------------------------------------------
determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than ninety (90) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments, which shall be governed by the Declaration.

     Section 4. Proxies. At any meeting of Shareholders, any holder of Shares
                -------
entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Each whole share shall be entitled to one vote as to any matter on which it is entitled by the Declaration to vote, and each fractional Share shall be entitled to a proportionate fractional vote. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

     Section 5. Inspection of Records. The records of the Trust shall be open to
                ---------------------
inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

     Section 6. Action Without Meeting. Any action which may be taken by
                ----------------------
Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE IV

                                    TRUSTEES

     Section 1. Meetings of the Trustees. The Trustees may in their decision
                ------------------------
provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, or by written request of any three of the Trustees, at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall be deemed to have been held at a place

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designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

     Section 2. Quorum and Manner of Acting. A majority of the Trustees shall be
                ---------------------------
present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

     Section 3. Retirement of Trustees. Any Trustee shall retire as Trustee at
                ----------------------
the end of the calendar year in which the Trustee attains the age of 72 years.

                                   ARTICLE VI

                                   COMMITTEES

     Section 1. Executive and Other Committees. The Trustees by vote of a
                ------------------------------
majority of all the Trustees may elect from their own number an Executive Committee to consist of two or more members to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust or a Series thereof, and such other powers of the Trustees as the Trustees may, from time to time, delegate to them except those powers which by law, the Declaration or these By-Laws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations a with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own Chairman.

     Section 2. Audit Committee. The Trustees may by the affirmative vote of a
                ---------------
majority of the Trustees appoint from their members an Audit Committee composed of two or more Trustees who are not "interested persons" (as defined in the 1940
Act) of the Trust, as the Trustees may from time to time determine.

     Section 3. Nominating Committee. The Trustees may by the affirmative vote
                --------------------
of a majority of the Trustees appoint from their members a Nominating Committee composed of two or more Trustees. The Nominating Committee shall recommend to the Trustees a slate of persons to be nominated for election as Trustees by the shareholders at a meeting of shareholders and a person to fill any vacancy occurring for any reason in the Board of Trustees.

     Section 4. Meetings, Quorum and Manner of Acting. The Trustees may (1)
                -------------------------------------
provide for stated meetings of any Committee, (2) specify the manner of calling and notice required for special meetings of any Committee, (3) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (4) authorize the making of decisions to exercise specified powers by written consent of the requisite number of members of a Committee without a meeting, and (5) authorize the members of a Committee to meet by means of a telephone conference circuit.

     The Executive Committee and any other committee of the Board of Trustees shall keep regular minutes of their meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

                                   ARTICLE VI

                                    OFFICERS

     Section 1. General Provisions. The officers of the Trust shall be a
                ------------------
President, a Treasurer and a Secretary, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Trustees may delegate to any officer or Committee the power to appoint any subordinate officers or agents.

     Section 2. Term of Office and Qualifications. Except as otherwise provided
                ---------------------------------
by the law, the Declaration or these By-Laws, the President, the Treasurer and the Secretary shall each hold office until his successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. The Secretary and the Treasurer may be the same person. Any two or more offices, except those of President and Vice President, may be held by the same person, but no person shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Declaration or these By-Laws to be executed, acknowledged or verified by two or more officers. Any officer may be but need not be a Trustee or Shareholder.

     Section 3. Removal. The Trustees, at any regular or special meeting of the
                -------
Trustees, may remove any officer without cause, by a vote of a majority of the Trustees then in office. Any officer or agent appointed by an officer or Committee may be removed with or without cause by such appointing officer or Committee.

     Section 4. Powers and Duties of the Chairman. The Trustees may, but need
                ---------------------------------
not, appoint from among their number a Chairman. The Chairman shall serve at the pleasure of the Trustees and shall perform and execute such duties as the Trustees from time-to-time provide but who shall not by reason of performing or executing these duties be deemed an officer or employee of the Trust.

     Section 5. Powers and Duties of the President. In the absence of the
                ----------------------------------
Chairman, the President may call meetings of the Trustees and of any Committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders. The President shall be the Chief Executive Officer of the Trust and shall exercise general supervision and direction over the affairs of the Trust. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres, as provided by the Trustees, the President shall have such powers and duties, as from time to time may be conferred upon or assigned to him by the Trustees.

     Section 6. Powers and Duties of Vice Presidents. In the absence or
                ------------------------------------
disability of the President, a Vice President shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

     Section 7. Powers and Duties of the Treasurer. The Treasurer shall be the
                ----------------------------------
principal financial and accounting officer of the Trust. He shall deliver all funds of the Trust or any Series thereof which may come into his hands to such Custodian as the Trustees may employ pursuant to Article X of these By-Laws. He shall render a statement of condition of the finances of the Trust or any Series thereof to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of a Treasurer and such other duties as from time to time may be assigned to him by the Trustees.

     Section 8. Powers and Duties of the Secretary. The Secretary shall keep the
                ----------------------------------
minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

     Section 9. Powers and Duties of the Assistant Treasurer. In the absence or
                --------------------------------------------
disability of the Treasurer, and Assistant Treasurer shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Trustees.

     Section 10. Powers and Duties of Assistant Secretaries. In the absence or
                 ------------------------------------------
disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

     Section 11. Compensation of Officers and Trustees. Any Trustee, whether or
                 -------------------------------------
not a salaried officer, employee, or agent of the Trust, may be compensated for his services as a Trustee or as a member of a committee, or as Chairman of the Board of Trustees or Chairman of a committee, by fixed periodic payments or by fees for attendance at meetings or by both, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the Trustees may from time to time determine.

     Section 12. Bonding of Officers and Employees. All officers and employees
                 ---------------------------------
of the Trust shall be bonded to such extent, and in such manner, as may be required by law.

                                   ARTICLE VII

                                   FISCAL YEAR

     The fiscal year of the Trust shall begin on the first day of July in each year and shall end on the last day of June in each year, provided, however, that the Trustees may from time to time change the fiscal year.

                                  ARTICLE VIII

                                      SEAL

     The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

                                   ARTICLE IX

                        SUFFICIENCY AND WAIVERS OF NOTICE

     Whenever any notice whatever is required to be given by law, the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or wirelessed for the purposes of these By-Laws when it has been delivered to a representative of any telegraph, cable or wireless company with instructions that it be telegraphed, cabled or wirelessed.

                                    ARTICLE X

                                   AMENDMENTS

     These By-Laws, or any of them, may be altered, amended or repealed, or new By-Laws may be adopted by (a) vote of a majority of the Shares outstanding and entitled to vote or (b) by the Trustees, provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By-Laws, a vote of the Shareholders.

                                   ARTICLE XI

                                  MISCELLENEOUS

     (A) Except as hereinafter provided, no officer or Trustee of the Trust and no partner, officer, director or shareholder of the Investment Adviser of the Trust (as that term is defined in the 1940 Act) or of an underwriter of the Trust, and no Investment Adviser or underwriter of the Trust, shall take long or short positions in the securities issued by the Trust or any Series thereof.

     (1) The foregoing provision shall not prevent an underwriter from purchasing Shares from the Trust or any Series if such purchases are limited (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to purchases for the purpose of filling orders for such Shares received by the underwriter, and provided that orders to purchase from the Trust or any Series thereof are entered with the Trust or any Series thereof or the Custodian promptly upon receipt by the underwriter of purchase orders for such Shares, unless the underwriter is otherwise instructed by its customer.

     (2) The foregoing provision shall not prevent an underwriter from purchasing Shares of the Trust or any Series thereof as agent for the account of the Trust or any Series thereof.

     (3) The foregoing provision shall not prevent the purchase from the Trust or any Series thereof or from the underwriter of Shares issued by the Trust or any Series thereof, by any officer, or Trustee of the Trust or any Series thereof or by any partner, officer, director or shareholder of the Investment Adviser of the Trust or any Series thereof or of an underwriter of the Trust at the price available to the public generally at the moment of such purchase, or as described in the then Prospectus of the Trust.

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

     (4) The foregoing shall not prevent the Investment Adviser, or any affiliate thereof, of the Trust or any Series or Class thereof from purchasing Shares prior to the effectiveness of the first registration statement relating to the Shares under the Securities Act of 1933.

     (B) Neither the Trust nor any Series thereof shall lend assets of the Trust or of such Series to any officer or Trustee of the Trust or Series, or to any partner, officer, director or shareholder of, or person financially interested in, the investment Adviser of the Trust or Series or an underwriter of the Trust.

     (C) The Trust shall not impose any restrictions upon the transfer of the Shares of the Trust or any Series thereof except as provided in the Declaration or as may be required to comply with federal or state securities laws, but this requirement shall not prevent the charging of customary transfer agent fees.

                                       7